UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2026

Vericel Corporation
(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Blue Sky Drive
Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 588-5555

64 Sidney Street
Cambridge, MA 02139
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VCEL	NASDAQ

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Effective May 18, 2026, the Board of Directors of Vericel Corporation, a Michigan corporation (the “Company”), approved an amendment to the Company’s bylaws. The amendment accounts for the change in the address of the Company’s principal executive offices as a result of its move to a new global headquarters, located at 25 Blue Sky Drive, Burlington, Massachusetts 01803.  This description is qualified in its entirety by reference to the text of the Second Amended and Restated Bylaws of Vericel Corporation filed as Exhibit 3.1 to this Report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Vericel Corporation, effective as of May 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Vericel Corporation, effective as of May 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: May 18, 2026	By:	/s/ Sean C. Flynn
Name: Sean C. Flynn
Title: Chief Legal Officer